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                                                                 EXHIBIT 10.CC 6

                              MANAGEMENT AGREEMENT

                                      AMONG

                          GEMSTONE ADMINISTRACAO LTDA.
                              (A BRAZIL LIMITADA),
                             AS MANAGEMENT COMPANY,

                          GARNET POWER HOLDINGS, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY),
       INDIVIDUALLY, AS SOLE MEMBER OF AMETHYST POWER HOLDINGS, L.L.C. AND
              AS MANAGING MEMBER OF DIAMOND POWER VENTURES, L.L.C.,

                         DIAMOND POWER VENTURES, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY),
       INDIVIDUALLY AND AS SOLE MEMBER OF DIAMOND POWER HOLDINGS, L.L.C.,

                         DIAMOND POWER HOLDINGS, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY),
            AS SOLE MEMBER OF AQUAMARINE POWER HOLDINGS, L.L.C., AND

                                 EPED B COMPANY
             (A CAYMAN ISLANDS EXEMPTED LIMITED LIABILITY COMPANY),
               AS MANAGING MEMBER OF GARNET POWER HOLDINGS, L.L.C.

                          DATED AS OF NOVEMBER 1, 2001


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                              MANAGEMENT AGREEMENT

         This Management Agreement, dated as of November 1, 2001 (this "Agreement"), is by and among (i) Gemstone ADMINISTRACAO Ltda., a limitada organized under the law of Brazil, as the management company, (ii) Garnet Power Holdings, L.L.C., a Delaware limited liability company, individually, as the sole member of Amethyst Power Holdings, L.L.C. and as managing member of Diamond Power Ventures, L.L.C., (iii) Diamond Power Ventures, L.L.C., a Delaware limited liability company, individually and as the sole member of Diamond Power Holdings, L.L.C., (iv) Diamond Power Holdings, L.L.C., a Delaware limited liability company, as sole member of Aquamarine Power Holdings, L.L.C., and (v) EPED B Company, an exempted limited liability company organized under the laws of the Cayman Islands, as managing member of Garnet Power Holdings, L.L.C. (defined terms used herein have the meanings assigned thereto in or pursuant to Section 1.1).

         WHEREAS, (i) Garnet has express authority under the Garnet LLC Agreement to enter into this Agreement, Diamond has express authority under the Diamond LLC Agreement to enter into this Agreement and Diamond Holdings has express authority under the Diamond Holdings LLC Agreement to enter into this Agreement and (ii) EPED B has authority to enter into this Agreement.

         WHEREAS, (i) EPED B is entering into this Agreement in its capacity as Managing Member of Garnet for the purpose of delegating management authority to the Management Company pursuant to Section 6.1 of the Garnet LLC Agreement, (ii) Garnet, acting through its Managing Member, is entering into this Agreement in its capacity as Managing Member of Diamond and Amethyst for the purpose of delegating management authority to the Management Company pursuant to Section
6.1 of the Diamond LLC Agreement and Section 11 of the Amethyst LLC Agreement, respectively, (iii) Diamond, acting through its Managing Member, is entering into this Agreement in its capacity as Managing Member of Diamond Holdings for the purpose of delegating management authority to the Management Company pursuant to Section 11 of the Diamond Holdings LLC Agreement and (iv) Diamond Holdings, acting through its Managing Member, is entering into this Agreement in its capacity as Managing Member of Aquamarine for the purpose of delegating management authority to the Management Company pursuant to Section 11 of the Aquamarine LLC Agreement.

         WHEREAS, Garnet and Diamond each desire to use the Management Company's administrative and management resources and, to that end, Garnet and Diamond each desire to employ, hire or otherwise retain the administrative and management services of the Management Company (and each of the Managing Entities desires to delegate management authority to the Management Company) for purposes of managing the functions of the business of each of Garnet and Diamond and their direct and indirect subsidiaries, advising on certain financial, legal and business matters and providing other support services, as more fully described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties to this Agreement agree as follows:


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         Section 1. Defined Terms; Rules of Construction.

         1.1 Each capitalized term used herein and not otherwise defined herein has the definition assigned to that term in Section 1.01 of Annex A attached to the Participation Agreement dated as of October 25, 2001 (the "Participation Agreement"), among El Paso, EPED Holding, EPED B, Investor, the Co-Issuer, Topaz, Emerald, Citrine, Garnet, Diamond, Diamond Holdings, Amethyst, Aquamarine, Peridot, the Management Company, the Share Trust, Jewel (each, as defined therein), Wilmington Trust Company and The Bank of New York. For the purposes of this Agreement, the following terms have the meanings indicated below:

                  "Companies" means, collectively, Garnet and Diamond.

                  "Event of Force Majeure" is defined in Section 11.1.

                  "Exculpated Person" is defined in Section 7.1.

                  "Losses" is defined in Section 7.2.

                  "Management Agreement Termination Date" means the date of termination of this Agreement pursuant to Section 5.1, 5.4 or 5.5.

                  "Manager" means the Management Company.

                  "Managing Entities" means, collectively, EPED B, Garnet, Diamond and Diamond Holdings.

                  "Monthly Fee" means, for any calendar month, an amount equal to the product of (i) all out-of-pocket third Person costs and expenses actually incurred during such calendar month by or on behalf of the Management Company or any of its Affiliates or any Person to whom responsibility for the performance of Services shall have been subcontracted pursuant to Section 3 in connection with, and attributable to, provision of the Services, for and against accounting, auditing, consulting, legal or other services and all other third Person out-of-pocket cost and expense payments on behalf of the Companies and their direct and indirect subsidiaries (including in connection with the identification, evaluation or attempted or successful acquisition of any Qualified Energy Asset (whether or not such acquisition is consummated)) and (ii) 110%.

                  "Services" is defined in Section 2.

                  "Successor Manager" is defined in Section 5.2.

         1.2 This Agreement and the terms and definitions referred to in Section
1.1 and the preamble and the recitals to, or elsewhere in, this Agreement shall be governed by, and construed in accordance with, the rules of construction set forth in Section 1.02 of Annex A attached to the Participation Agreement.

         Section 2. Services. In consideration for the payments by Garnet to the Management Company as provided in Section 4, but subject to Section 6, the Management Company shall, on



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behalf of each Company during the term of this Agreement (i) manage all of
Garnet's and Diamond's and each of their direct and indirect subsidiaries' respective business development, administration and management activities and project level restructuring and monetization activities (including, without limitation, negotiation, modification, termination and replacement of power purchase agreements, fuel supply and other similar agreements, project level financing agreements, the sale and purchase of project level assets and services and the identification, evaluation, negotiation and consummation of new investments in Energy Assets) and (ii) perform those functions that are part of the ordinary administrative and management activities for businesses similar to the businesses undertaken or proposed to be undertaken by such Company and its direct and indirect subsidiaries, including, without limitation, (a) financial, accounting, budgeting and tax services, (b) general legal and financial services, (c) personnel administration and payroll services and (d) cash management services (collectively, the "Services").

         Section 3. Subcontracting. Without limiting the obligations of the Management Company to provide the Services hereunder to each of the Companies and their direct and indirect subsidiaries hereunder, in connection with the Management Company's providing of the Services, the Management Company may subcontract with or otherwise retain the services of other Persons including, but not limited to EPED B or other Affiliates of the Management Company. For purposes of this Agreement, any Services performed by such Persons shall be deemed to have been performed by the Management Company; provided that no failure by any Person so selected to perform Services required to be performed hereunder shall relieve the Management Company of any of its duties, obligations or liabilities hereunder.

         Section 4. Compensation for Services.

         4.1 Garnet (but not Diamond) shall be obligated to pay to the Management Company on the last day of each month (or, if any such day is not a Business Day, on the immediately preceding Business Day), commencing November 30, 2001, an amount equal to the Monthly Fee, as reimbursement for general and administrative expenses (including, without limitation, for third Person out-of-pocket costs and expenses incurred by or on behalf of the Management Company or any of its Affiliates or any Person to whom responsibility for the performance of Services shall have been subcontracted pursuant to Section 3 in connection with, and attributable to, provision of the Services); provided that the aggregate amount of the Monthly Fees paid over the immediately preceding twelve months shall not exceed $2,000,000 (or with respect to any period ending less than twelve calendar months after the Closing Date, a portion of such amount pro rated to reflect such shorter period).

         4.2 Upon the termination of this Agreement as provided herein, Garnet (but not Diamond) shall pay for all fees, costs and expenses determined in accordance with this Section 4 and incurred or accrued and unpaid up to the Management Agreement Termination Date.



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         Section 5. Term and Termination.

         5.1 Subject to Sections 5.4 and 5.5, the term of this Agreement shall terminate on the later of (i) the earlier of (a) the date of termination of both the Garnet LLC Agreement and the Diamond LLC Agreement and (b) the fifth anniversary of the Closing Date and (ii) the Extension Period Termination Date.

         5.2 In addition, each Company may require the replacement of the Management Company for such Company with a successor manager (the "Successor Manager") selected by such Company from the list of approved successor managers (which may be changed from time to time at the request of the Management Company or the Companies and with the consent of the Companies or the Management Company, respectively, such consent not to be unreasonably withheld, but shall at all times contain not less than five approved Persons) set forth on the attached Schedule I upon the occurrence of any of the following events: (i) the Bankruptcy of the Management Company, El Paso or any of the Managing Entities;
(ii) a material breach by the Management Company of any covenant set forth in this Agreement that continues and remains uncured in any material respect on the date occurring 30 days after the Management Company, El Paso or any Affiliate of El Paso receives written notice or has actual knowledge thereof; (iii) the gross negligence or willful misconduct of the Management Company in the performance of its obligations under this Agreement; (iv) any representation or warranty made by El Paso under Section 4.3 of the Participation Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and such misrepresentation continues to remain materially incorrect for 30 days after the earlier of (a) El Paso having actual knowledge of such misrepresentation and (b) the giving of written notice of such misrepresentation to El Paso by the Class A Shareholder; (v) the removal of (a) EPED Holding as managing member of Topaz pursuant to Section 6.1(a) of the Topaz LLC Agreement, (b) EPED B as managing member of Garnet pursuant to Section 6.1(a) of the Garnet LLC Agreement or (c) Garnet as the managing member of Diamond pursuant to Section 6.1(a) of the Diamond LLC Agreement; (vi) the 60th day following the occurrence of a Note Trigger Event; (vii) the occurrence of an El Paso Debt Obligation Repayment Event of the type described in clause (b) of the definition thereof; (viii) the rendering of any final money judgment, enforceable in any competent court, against any of Amethyst, Aquamarine or Peridot for payment in an amount in excess of $100,000,000, and such judgment shall not be discharged or dismissed or execution thereon stayed within 60 days after entry; (ix) the occurrence of any "event of default" pursuant to the terms of any indebtedness or other obligation exceeding in the aggregate $10,000,000 in principal amount of any of Amethyst, Aquamarine or Peridot, and such indebtedness or obligation becomes due prior to its stated maturity as a result thereof; or (x) the occurrence of any "event of default" pursuant to the terms of any indebtedness or other obligation (other than, so long as (A) the applicable "event of default" is waived by El Paso or such Affiliate, as the case may be, and (B) such "event of default" does not result in any "event of default" under the terms of any other indebtedness or obligation of any of Amethyst, Aquamarine or Peridot owing to any Person other than El Paso or an Affiliate of El Paso, any indebtedness or other obligation owing to El Paso or any Affiliate of El Paso) exceeding in the aggregate $100,000,000 in principal amount of any of Amethyst, Aquamarine or Peridot, which "event of default" causes, or permits the holder or holders of such indebtedness or other obligation to cause, such indebtedness or other obligation to become due prior to its stated maturity.



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         5.3 If the Companies require the replacement of the Management Company pursuant to Section 5.2, the parties hereto (other than the Management Company) shall negotiate in good faith to agree upon the terms of a new management agreement to govern the rights and obligations of the Companies, on one hand, and the Successor Manager, on the other hand, which shall provide for the scope of management services to be provided by, and for commercially reasonable compensation therefor to, the Successor Manager.

         5.4 Upon and subject to the appointment of the Successor Manager in accordance with the replacement provisions of Section 5.2, this Agreement shall terminate and the Successor Manager shall become vested with all the administrative and management powers and duties of the Management Company. Upon the written request of the Successor Manager, the Management Company shall duly assign, transfer, deliver and pay over to the Successor Manager all moneys or other property then held or subsequently received by the Management Company on behalf of the Companies and their direct and indirect subsidiaries, except for payment received pursuant to Sections 4.2, 7 or 10 in respect of the period prior to termination.

         5.5 Notwithstanding any other provision of this Agreement (but without limiting Section 6.4), and in addition to any other right that it may have, the Management Company shall have the right to terminate this Agreement effective immediately upon the Bankruptcy of Garnet.

         5.6 Without limiting the rights of the Companies to replace the Management Company as manager pursuant to this Section 5, and subject to the Management Company's rights to delegate its obligations to perform Services hereunder pursuant to Section 3 and subject to Section 5.5, the Management Company agrees that it will not voluntarily resign as manager for the provision of Services hereunder and will continue to serve as manager for the provision of Services hereunder notwithstanding any failure by Garnet to pay amounts when due under this Agreement.

         Section 6. Standard of Care; Covenants of the Management Company

         6.1 The Management Company agrees to perform its duties hereunder in good faith and in accordance with prudent standard industry practices for the power generation industry (and in any event using a degree of skill and attention no less than which El Paso exercises with respect to assets of such character that it manages for itself) and in compliance with the applicable provisions of the Garnet LLC Agreement, the Diamond LLC Agreement, the Diamond Holding LLC Agreement, the Amethyst LLC Agreement, the Aquamarine LLC Agreement, the Peridot Company Agreement and this Agreement.

         6.2 Notwithstanding any other provision of this Agreement, the Management Company shall not take any affirmative action, and shall not fail to take any action expressly required under any of the agreements referred to in this Section 6.2, that would result in a breach or violation of, or conflict with, any express provision of the Garnet LLC Agreement, the Diamond LLC Agreement, the Diamond Holdings LLC Agreement, the Amethyst LLC Agreement, the Aquamarine LLC Agreement or the Peridot Company Agreement.

         6.3 The Management Company shall not cause any Company (or any business included in the Amethyst Permitted Assets, the Aquamarine Permitted Assets or the Peridot



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Permitted Assets) to enter into any transactions with El Paso or any Affiliate of El Paso unless the terms of such transactions, taken as a whole, are fair and reasonable at the time they are entered into and provide, in the aggregate, for exchanges of fair consideration and reasonably equivalent value between or among the parties thereto. Within 60 days after the end of each calendar quarter, the Management Company shall provide to the Companies and Investor a written certificate of an officer of the Management Company that any of such transactions that occurred during such calendar quarter satisfied the standard set forth in the immediately preceding sentence. This certification may be delivered in conjunction with other quarterly officers' certificates required under the Garnet LLC Agreement or the Diamond LLC Agreement. The requirements of this Section 6.3 shall not apply to the execution of this Agreement but shall apply to transactions with El Paso or its Affiliates occurring prior to the Closing Date for assets contributed to or acquired by Amethyst or Aquamarine.

         6.4 Prior to the date that is a year and a day after the later to occur of (i) the receipt by the Class A Shareholder of payments (excluding indemnity and expense reimbursement payments (other than payments received under Section 6.1(b), 6.1(c) or 6.1(d) of the Participation Agreement) and, in the case of clause (a) below, any payments of Shareholder Yield or Default Yield already received) that, in the aggregate, are equal to (a) prior to the Extension Period Commencement Date, the Capital Price or (b) on or after the Extension Period Commencement Date, the Target IRR Amount and (ii) the receipt by the Class A Shareholder, the Equity Investors, the directors of Investor and the directors of Citrine (after the acceleration of the Emerald Loan) of all expense reimbursement payments due and owed to such Persons on the date referred to in clause (i) above pursuant to Section 5.5 of the Participation Agreement and
Section 5.05 of the Indenture, the Management Company will not institute against, or join any other Person in instituting against any Company, Diamond Holding, Amethyst, Aquamarine or Peridot, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any state of the United States, notwithstanding any non-payment of fees, expenses, indemnities, reimbursements or other obligations due and owing to the Management Company under this Agreement or otherwise by a Company or any Operating Subsidiary of a Company.

         Section 7. Limitations on Liability; Indemnification.

         7.1 None of the Management Company, any Affiliate of the Management Company to whom duties of the Management Company are subcontracted pursuant to
Section 3 or any agent, contractor, vendor, member, partner, manager, director, officer, employee of the Management Company or any such Affiliate or any other person who serves at the request of any of the foregoing in connection with this Agreement (each severally, an "Exculpated Person") shall be liable, responsible or accountable in damages or otherwise to the Companies or their respective Subsidiaries for any losses, damages, liabilities, demands or expenses suffered by the Companies or any of their respective Subsidiaries by reason of the performance of the Services hereunder except to the extent arising out of (i) the gross negligence or willful misconduct of such Exculpated Person or (ii) the failure of the Management Company to perform any of its express obligations under any of Sections 5.4, 5.6, 6.2, 6.3 and 6.4. Notwithstanding the foregoing, each Exculpated Person may consult with external counsel and independent accountants in respect of the Companies' and their respective Subsidiaries' affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or



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opinion of such counsel or accountants; provided that (a) such external counsel and independent accountants shall have been selected with reasonable care and
(b) such Exculpated Person has no knowledge concerning the matter in question that would cause such protection and justification to be unwarranted and is otherwise acting in good faith. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 7.1 shall not be construed so as to relieve (or attempt to relieve) the Exculpated Person of any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 7.1 to the fullest extent permitted by law.

In performing its duties, each Exculpated Person shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more third-party agents of the Management Company or any of its Affiliates; or (ii) external counsel, independent accountants, consultants or other Persons (in each case, selected with reasonable care) as to matters that such Exculpated Person reasonably believes to be within such other Person's professional or expert competence; provided that such Exculpated Person has no knowledge concerning the matter in question that would cause such reliance to be unwarranted and is otherwise acting in good faith.

The Companies agree that no Exculpated Person shall be liable to either Company or any of their respective Subsidiaries for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits, revenue, opportunity or goodwill, or increased costs, arising from the performance of the Services hereunder, except where such damages or loss of profits are awarded to a third party in a claim or action against either of the Companies with respect to which either of the Companies has a specific obligation to indemnify such third party.

         7.2 Garnet (but not Diamond) agrees for the benefit of each Exculpated Person (as a party hereto or as a third party beneficiary hereof) to indemnify and hold harmless each Exculpated Person from and against all claims, demands, actions, investigations, losses, damages (including amounts paid in settlement), liabilities or expenses (including reasonable attorneys' fees and expenses and expenses of investigation) (collectively, "Losses") incurred by such Exculpated Person arising out of the Services performed hereunder, except to the extent that such Losses result from (i) the gross negligence or willful misconduct of such Exculpated Person or (ii) the failure of the Management Company to perform any of its express obligations under any of Sections 5.4, 5.6, 6.2, 6.3 and 6.4.

         7.3 Neither the limitation on liability nor any indemnity in favor of any Exculpated Person pursuant to this Section 7 shall in any way limit the indemnity of El Paso provided in Section 6.1 of the Participation Agreement or the rights of the Companies under Section 5.

         Section 8. Survival of Terms. All agreements, representations, warranties and indemnities contained in this Agreement and in any agreement, document or certificate delivered pursuant hereto, or in connection herewith, shall survive and continue in effect following the execution and delivery of this Agreement and the Closing Date. The Companies agree that the limitations on liability, waivers and disclaimers of liability, releases from liability and indemnification and contribution provisions in this Agreement, and the provisions of Section 4.2,



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shall survive termination or expiration of this Agreement, and shall apply for the benefit of the Exculpated Persons and the Management Company, as applicable.

         Section 9. Non-Waiver of Breach. Each of the Companies and the Management Company may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

         Section 10. Attorney Fees. If any party hereto, or third party beneficiary hereof under Section 7, commences litigation or arbitration for the judicial or other interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof (in the case of any third party beneficiary hereof under Section 7 or 10, only in connection with its rights under Section 7 or 10), the prevailing party in any such action, trial, arbitration or appeal thereon shall be entitled to its reasonable attorneys' fees and court, arbitration and other costs incurred, to be paid by the losing party as fixed by the court or arbitrator in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

         Section 11. Force Majeure.

         11.1 Neither the Companies nor the Management Company nor any other Exculpated Person shall be liable in damages to any other Person for any act, omission or circumstance (each an "Event of Force Majeure") occasioned by or in consequence of any acts of God, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, civil disturbances, explosions, sabotage, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable legal means, federal, state or local laws, or other event or circumstance not within the control of such party preventing such party from performing its obligations hereunder, whether caused or occasioned by, or happening on account of, the act or omission of one of the parties, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome.

         11.2 An Event of Force Majeure shall not relieve the Companies or the Management Company of any liability any party may have under this Agreement in the event of any party's concurring negligence or in the event of such party's failure to use due diligence to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall an Event of Force Majeure relieve any party of liability unless such party shall give notice and full particulars of the same in writing to the other party within 10 days of the occurrence relied on. In no event, however, shall an Event of Force Majeure relieve the Companies from the obligation of making payments due under this Agreement at the time of such occurrence.

         Section 12. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any party hereto therefrom, shall in any event be effective unless the same shall be in writing and signed by each other party hereto affected thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of any party hereto in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial



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exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         Section 13. Notices. All notices required or permitted under this Agreement shall be in writing and shall be delivered to the parties hereto in such manner and to such places as are specified in, and shall be deemed given or effective as provided in, Section 7.2 of the Participation Agreement or may otherwise be specified in accordance therewith.

         Section 14. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof, and the party delivering such signature page by facsimile shall promptly thereafter deliver to each other party hereto an original, duly executed counterpart of such signature page.

         Section 15. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. If any provision hereof is held to be unenforceable, invalid or illegal as stated above, the parties hereto will endeavor in good faith negotiations to replace such provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

         Section 16. Entire Agreement; Binding Effect and Transfers. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Without limiting the rights of the Management Company under Sections 3 and 5, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party (which consent shall not be unreasonably withheld) as expressly contemplated hereby. Any purported transfer that is not in compliance with this
Section 16 will be void.



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         Section 17. Governing Law; Construction. THE RIGHTS AND OBLIGATIONS OF
EACH OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE CONSTRUED EQUALLY AS AGAINST THE PARTIES HERETO, AND SHALL NOT BE CONSTRUED AGAINST THE PARTY RESPONSIBLE FOR ITS DRAFTING.

         Section 18. Waiver of Jury Trial; Consent to Jurisdiction.

         18.1 EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING DIRECTLY OR INDIRECTLY TO ANY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.1.

         18.2 ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN THE COMMERCIAL DIVISION OF THE SUPREME COURT, CIVIL BRANCH OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS IN RESPECT OF, BUT ONLY IN RESPECT OF, PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

         18.3 EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN SECTION 18.2 AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         18.4 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS WITH RESPECT TO ANY PROCEEDING (WHETHER OR NOT IN NEW YORK), BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE

PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PERSON, AT ITS RESPECTIVE ADDRESS REFERRED TO IN SECTION 7.2 OF THE PARTICIPATION AGREEMENT HEREOF, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.

         Section 19. Third Party Beneficiaries. Except to the extent contemplated by Sections 7 and 10 and the following sentence, there shall be no third party beneficiaries to this Agreement, and no parties other than the signatories hereto or their transferees, successors or assigns shall have or be entitled to assert rights or benefits hereunder. Each party hereto agrees that each Exculpated Person not a signatory of this Agreement (and its successors) shall be an express third party beneficiary of the waivers, provisions and agreements under Sections 7 and 10, and El Paso (and its successors) shall be entitled to enforce remedies with respect thereto.

         Section 20. Power of Attorney. In addition to, and not in limitation of, any of the specific powers granted by the Companies to the Management Company herein and in each of the Garnet LLC Agreement, the Diamond LLC Agreement, the Diamond Holdings LLC Agreement, the Amethyst LLC Agreement, the Aquamarine LLC Agreement and the Peridot Company Agreement, each of the Companies hereby constitutes and appoints the Management Company as its lawful attorney to act in its name and on its behalf to execute any documents necessary or appropriate to permit the Management Company to perform, or in connection with the performance of, any of the Services, which appointment and power of attorney is irrevocable until the Management Agreement Termination Date, and is coupled with an interest.



                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                    GEMSTONE ADMINISTRACAO LTDA.

                                    By:  /s/ Jose Henrique Lutz Barbosa
                                         ---------------------------------------
                                         Name:  Jose Henrique Lutz Barbosa
                                         Title: Authorized Signatory


                                    GARNET POWER HOLDINGS, L.L.C.

                                    By:  EPED B Company,
                                          its Managing Member


                                    By:  /s/ Jose Henrique Lutz Barbosa
                                         ---------------------------------------
                                         Name:  Jose Henrique Lutz Barbosa
                                         Title: Authorized Signatory



                                    DIAMOND POWER VENTURES, L.L.C.

                                    By:  Garnet Power Holdings, L.L.C.,
                                          its manager member

                                    By:  EPED B Company,
                                          its Managing Member


                                    By:  /s/ Jose Henrique Lutz Barbosa
                                         ---------------------------------------
                                         Name:  Jose Henrique Lutz Barbosa
                                         Title: Authorized Signatory


                                    DIAMOND POWER HOLDINGS, L.L.C.

                                    By:  Diamond Power Ventures, L.L.C.,
                                          its sole member

                                    By:  Garnet Power Holdings, L.L.C.,
                                          its Managing Member

                                    By:  EPED B Company,
                                          its Managing Member

                                    By:  /s/ Jose Henrique Lutz Barbosa
                                         ---------------------------------------
                                         Name:  Jose Henrique Lutz Barbosa
                                         Title: Authorized Signatory


                              Management Agreement

                                    By:  /s/ Jose Henrique Lutz Barbosa
                                         ---------------------------------------
                                         Name:  Jose Henrique Lutz Barbosa
                                         Title: Authorized Signatory




                              Management Agreement

                                   SCHEDULE I

                           Approved Successor Managers

                                       AES
                                  Duke Energy,
                                Ibedrola (Spain),
                               Tractabel (Belgium)
                                 Endesa (Spain)